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                                                                    EXHIBIT 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 26, 1997, included in the Registration Statements on Forms S- 4 (File No. 333-3585 and No. 333-22575), the Registration Statement on Form S-3 (File No. 33-73618) and the Registration Statements on Forms S-8 (File No. 33-42354, No. 33-63510, No. 33-79654, No. 33-
79756 and No. 33-79664).



                                                             ARTHUR ANDERSEN LLP



Phoenix, Arizona,
 March 26, 1997.